Exhibit 99.1

Tianci International Enters Memorandum of Understanding with Greypole Mining to

Advance Gold and Chromium Resource Development in Zimbabwe

April 14, 2026 — Tianci International, Inc. (NASDAQ: CIIT), a global logistics service provider specializing in ocean freight forwarding and the distribution of high-grade metals, today announced that it has signed a non-binding Strategic Cooperation Memorandum of Understanding (MOU) with Zimbabwe-based mining and trading company GREYPOLE MINERAL RESOURCES (“Greypole Mining”). The MOU contemplates that Tianci and Greypole Mining will negotiate and enter a formal partnership agreement in order to leverage each party’s strengths in capital markets, technological integration, and exploitation of mineral resource reserves to jointly advance exploration, extraction, and the acquisition of gold and chromium resources in Zimbabwe.

The MOU contemplates that, upon execution of the partnership agreement, the collaboration will focus on the following core areas:

• Exploration and Extraction of Gold and Chrome Resources

The parties will jointly conduct mining operations with respect to approximately 500 hectares of gold mining concessions in the Gwanda region of Zimbabwe and approximately 1,500 hectares of chromium concessions in the Zvishavane region or Zimbabwe.

• Application for and Acquisition of Exploration and Mining Rights

Greypole Mining will assist in the compliant application for exploration and mining rights within the designated project areas. Both parties have agreed to adopt a phased implementation approach to comprehensively address regulatory requirements and ensure smooth operational deployment of the mining concessions.

Management’s Perspective

Mr. Gao Shufang, Chairman of Tianci, stated: “Zimbabwe possesses abundant mineral resources, and efficient access to these resources coupled with compliant operational capabilities is key to success. Through collaboration with local professional partners, we aim to convert high-quality mineral reserves into tangible output value. By implementing a phased and prudent strategy -- from mining rights acquisition to technical extraction — these strategic initiatives will position our Group to capture leading development opportunities in the sector.”

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services, specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific Region, including Japan, South Korea, and Vietnam. The Company’s mission is to provide customers with efficient, reliable, and safe shipping services that create value. Beyond logistics, starting in the current fiscal year, Roshing has expanded into global trade of minerals by sourcing high-grade minerals directly from resource-rich regions for resale. In addition, the Company generates revenue from the sale of electronic parts and business consulting services. For more information, please visit the Company’s website: tianci-ciit.com

Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For investor and media inquiries, please contact:

Tianci International, Inc.
Investor Relations
Email: ir@rqscapital.com